UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2010

(Exact Name of registrant as specified in charter)
Pegasus Tel, Inc.

Delaware	333-162516	41-2039686
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

118 CHATHAM ROAD
SYRACUSE NY 13203
(Address of Principal Executive Offices, Including Zip Code)

 (315) 491-8262
(Registrant's Telephone Number, Including Area Code)

Not Available
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Sale of Company shares by Affiliate

Effective July 20, 2010, John F. Passalaqua, then a Director and Secretary of the Company entered into a Stock Purchase Agreement to sell 2,702,386 shares of the Company’s common stock, $.0001 par value (the “Purchased Shares”) to Mr. Joseph C. Passalaqua, his brother and the person who becomes a Director and Secretary of the company effective July 20, 2010.  (See Item 5.02 below.)  The Purchased Shares represent more than 10% of the common stock of the Company currently issued and outstanding.  A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated in this 8-K by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On July 19, 2010, John F. Passalaqua resigned as Director and Secretary of Pegasus Tel, Inc. (the “Company”) effective July 20, 2010.  Mr. Joseph C Passalaqua was also appointed as a Director and Secretary of the Company effective July 20, 2010.

Item 9.01                      Financial Statements and Exhibits

Exhibits

Exhibit Number                                           Description

2.1.                                Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2010	PEGASUS TEL, INC.

	By:	/s/ Carl E. Worboys
Carl E. Worboys
President